Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

•Fourth quarter sales were $57.1 million, up 3% sequentially and down 34% versus Q4 2019
•DynaEnergetics reports 24% sequential increase in North America sales, offsetting soft international demand; NobelClad sales up 3% sequentially
•Fourth quarter gross margin was 21% versus 25% in Q3 2020 and 35% in Q4 2019
•Fourth quarter net loss was $927,000, or $0.06 per diluted share
•Fourth quarter adjusted net loss was $825,000, or $0.05 per diluted share
•Fourth quarter adjusted EBITDA* was $3.6 million
•Full-year sales were $229.2 million, down 42% from 2019
•Full-year net loss was $1.4 million, or $0.10 per diluted share, while adjusted net income* was $1.0 million, or $0.07 per diluted share
•Year-end cash and marketable securities were $53.9 million, including $25.7 million raised through an at-the-market equity program initiated during the fourth quarter

BROOMFIELD, Colo. - February 18, 2021 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its fourth quarter and fiscal year ended December 31, 2020.

Fourth quarter sales were $57.1 million, up 3% sequentially versus the 2020 third quarter, and down 34% versus the 2019 fourth quarter. The decline versus last year’s fourth quarter reflects the pandemic-related drop in travel and economic activity, which reduced demand for oil and gas, negatively affecting sales at DynaEnergetics, DMC’s energy products business. Fourth quarter gross margin was 21% versus 25% in the third quarter and 35% in the prior-year fourth quarter. The sequential decline principally reflects an anticipated less-favorable order mix at NobelClad, DMC’s composite metals business.

Fourth quarter operating loss was $818,000 versus operating income of $499,000 in the 2019 fourth quarter. Net loss was $927,000, or $0.06 per diluted share, versus a net loss of $5.3 million, or $0.36 per diluted share, in the prior-year fourth quarter. The 2019 fourth quarter was impacted by $13.2 million in restructuring charges ($12.1 million of which were non-cash) principally related to the closure of DynaEnergetics’ manufacturing plant in Tyumen, Siberia.

Adjusted operating loss* was $736,000, and excludes $82,000 in restructuring charges. Adjusted operating income in last year’s fourth quarter was $13.8 million. Adjusted net loss*, which excludes the restructuring charges, was $825,000, or $0.05 per diluted share. Adjusted net income* in the 2019 fourth quarter was $9.5 million, or $0.65 per diluted share.

Fourth quarter adjusted EBITDA was $3.6 million versus $6.0 million in the 2020 third quarter and $17.6 million in the 2019 fourth quarter. Cash flow from operations was $9.0 million versus $29.5 million in the prior-year fourth quarter.

Net cash* (cash, cash equivalents and marketable securities less total debt) was $42.6 million versus $12.6 million at the end of the 2020 third quarter and $6.1 million at December 31, 2019. Total debt was $11.3 million, and the Company’s debt-to-adjusted EBITDA leverage ratio was 0.6.

DynaEnergetics
DynaEnergetics reported fourth quarter sales of $35.3 million, up 3% sequentially and down 45% versus the prior-year fourth quarter. Sales in North America increased 24% sequentially, while international sales declined 55% from the third quarter. Gross margin was 24% versus 24% in the 2020 third quarter and 38% in the 2019 fourth quarter. Adjusted EBITDA was $4.1 million versus $18.5 million in the 2019 fourth quarter.

NobelClad
NobelClad reported fourth quarter sales of $21.8 million, up 3% sequentially and flat versus the 2019 fourth quarter. Gross margin was 18%, down from 26% in the 2020 third quarter and 27% in the prior-year fourth quarter. Adjusted EBITDA was $1.9 million versus $2.4 million in the prior-year fourth quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the fourth quarter was 1.05. Order backlog was $39.9 million versus $42.6 million at the end of the third quarter and $31.7 million at the end of the 2019 fourth quarter.

Full-year results
Consolidated sales in 2020 were $229.2 million, down 42% from $397.6 million in 2019. Gross margin was 25% versus 36% in the prior year.

Operating loss was $996,000 versus operating income of $58.4 million in 2019. Excluding $3.4 million in restructuring charges, 2020 full-year adjusted operating income was $2.4 million versus adjusted operating income of $78.7 million in 2019.

Full-year 2020 net loss was $1.4 million, or $0.10 per diluted share, while full-year adjusted net income was $1.0 million, or $0.07 per diluted share. Net income in 2019 was $34.0 million, or $2.28 per diluted share, while 2019 adjusted net income was $55.6 million, or $3.75 per diluted share.

Full-year adjusted EBITDA was $19.1 million versus $93.8 million in 2019.

Cash flow from operations was $30.4 million, which excludes $13.9 million in capital expenditures. In 2019, cash flow from operations was $64.6 million, and excluded $27.2 million in capital expenditures.

DynaEnergetics
Full-year sales at DynaEnergetics were $146.4 million, down 53% from $310.4 million in 2019. Gross margin was 26%, down from 40% in the prior year. Adjusted EBITDA was $16.3 million versus $94.5 million in 2019.

NobelClad
NobelClad reported full-year sales of $82.8 million, down 5% from $87.1 million in 2019. Gross margin was 23% versus 26% in the prior year. Adjusted EBITDA was $10.7 million versus $11.1 million in 2019.

Management Commentary
Kevin Longe, president and CEO, said, “The recovery in unconventional well-completion activity accelerated during the fourth quarter, and fueled a 21% sequential increase in system sales at DynaEnergetics. Improved demand in DynaEnergetics’ primary North American market offset soft international sales, which we expect to increase during this year’s second half.

“DynaEnergetics is receiving positive feedback on several of its recently released products, including the DS LoneStar™, a compact perforating system incorporating next-generation shaped charges that deliver large, deep-penetrating and highly uniform entry holes. Data from three recent field trials showed the DS LoneStar charges achieved 98% perforating efficiency, meaning nearly every perforating tunnel delivered fluid and proppant into the targeted formations. Competitors’ best-performing perforating guns typically achieve perforating efficiency in the 80% to 85% range.

“The technologically advanced customers that tested DS LoneStar said the system delivered consistent hydraulic fracturing treatment across its entire asset, and reduced the required pressure-pumping horsepower by more than 20%. The DS LoneStar system also completed the trial with no misruns or misfires, illustrating the safety and performance benefits of the IS2™ intrinsically safe initiating system, which serves as the technological core of all DS products.”

Longe added, “Despite last year’s downturn, we continued to invest in technology and products that enhance the safety, efficiency and performance of our customers’ operations. DynaEnergetics was awarded 24 patents and filed 131 patent applications during 2020. We intend to aggressively protect and defend our intellectual property, as it is central to our efforts to create value for our customers and enhance the longer-term viability of our industry.”

Longe continued, “NobelClad’s late-cycle end markets generally lag changes in the broader economy, which likely will result in a relatively slow start to 2021. We believe several large international orders delayed by the pandemic will ultimately be awarded; and given the numerous new applications NobelClad has developed for its composite metal plates, the medium- to long-range outlook for the business remains positive. NobelClad’s order backlog at the beginning of the year was roughly 25% higher than at the beginning of 2020, and the associated contribution margins were a healthy 44%.

“Our primary energy markets have improved in recent months, and we entered 2021 with the strongest balance sheet in DMC’s history. Our at-the-market equity program is providing added financial flexibility as we explore opportunities to accelerate our growth and deliver strong, sustainable returns for our stakeholders.”

“I am extremely proud of our employees and their accomplishments during the most challenging year in Company history,” Longe added. “Thanks to the determination and innovative spirit of our global workforce, DMC has never been stronger or more resilient.”

Guidance
Michael Kuta, CFO, said first quarter 2021 sales are expected to be in a range of $55 million to $62 million versus the $57.1 million reported in the 2020 fourth quarter. At the business level, DynaEnergetics is expected to report sales in a range of $37 million to $42 million versus the $35.3 million reported in last year’s fourth quarter. The wide forecasted range reflects uncertainty regarding the timing of order deliveries following this week’s severe winter weather in Texas, DynaEnergetics’ largest geographic market. NobelClad’s sales are expected in a range of $18 million to $20 million versus the $21.8 million reported in the 2020 fourth quarter. Consolidated gross margin is expected to be in a range of 22% to 24% versus 21% in last year’s fourth quarter.

First quarter selling, general and administrative (SG&A) expense is expected in a range of $12.5 million to $13 million versus the $12.5 million reported in the 2020 fourth quarter, while amortization expense is expected to be approximately $325,000. Interest expense is expected to be approximately $150,000.

Adjusted EBITDA is expected in a range of $3.5 million to $5 million versus $3.6 million in the fourth quarter of 2020.

“Given the uncertainty regarding timing of the Covid-19 vaccination rollout and its impact on economic activity and energy demand, we are not yet providing full-year sales and earnings guidance. We do expect 2021 capital expenditures will be in a range of $12 million to $15 million. In addition, full-year amortization expense is expected to be approximately $1.1 million versus the $1.4 million reported in 2020; and interest expense is expected to be approximately $425,000, down from the $731,000 reported in 2020.”

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to a live webcast of the call at: https://www.webcaster4.com/Webcast/Page/2204/39911, or by dialing 888-506-0062 (973-528-0011 for international callers) and entering the code 482102. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through February 25, 2021, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #39911.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income, adjusted net income, adjusted diluted earnings per share, net debt, and return on invested capital (ROIC) are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income is defined as operating income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing

DMC’s operating performance. Net cash is defined as total cash, cash equivalents and marketable securities less total debt. ROIC is based on Bloomberg Finance's most recent calculation methodology and is computed as trailing 12-month net operating profit after tax divided by average invested capital, where average of invested capital is calculated based on the average of invested capital for the current period and invested capital for the same period a year ago. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash or net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income, adjusted net income, and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income, net income and diluted earnings per share, respectively. ROIC is used by management as one measure of the effectiveness of DMC’s use of capital in its operations, and management believes it may be of similar usefulness to investors.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including first quarter 2021 guidance on sales, gross margin, SG&A, and adjusted EBITDA; first quarter and full-year guidance on amortization expense and interest expense; expected capital expenditures in 2021; our expectations of a significant increase in DynaEnergetics international sales during the 2021 second half; our expectations of a relatively slow start to 2021 at NobelClad, our belief that several large international orders delayed by the pandemic will ultimately be awarded to NobelClad and NobelClad’s positive long-range outlook. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; our ability to successfully protect our technology and intellectual property and the costs associated with these efforts; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; government actions or other changes in laws and regulations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any related preventive or protective actions taken by governmental authorities and resulting economic impacts, including recessions or depressions; general economic conditions, both domestic and foreign, impacting our business and the business of our customers and the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2019. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-on-year
NET SALES	$57,113	$55,281	$86,367	3%	-34%
COST OF PRODUCTS SOLD	44,927	41,688	56,146	8%	-20%
Gross profit	12,186	13,593	30,221	-10%	-60%
Gross profit percentage	21%	25%	35%
COSTS AND EXPENSES:
General and administrative expenses	7,406	6,911	9,220	7%	-20%
Selling and distribution expenses	5,143	4,705	6,944	9%	-26%
Amortization of purchased intangible assets	373	369	355	1%	5%
Restructuring expenses, net and asset impairments	82	143	13,203	-43%	-99%
Total costs and expenses	13,004	12,128	29,722	7%	-56%
OPERATING (LOSS) INCOME	(818)	1,465	499	-156%	-264%
OTHER EXPENSE:
Other expense, net	(115)	(148)	(661)	-22%	-83%
Interest expense, net	(167)	(170)	(385)	-2%	-57%
(LOSS) INCOME BEFORE INCOME TAXES	(1,100)	1,147	(547)	-196%	-101%
INCOME TAX (BENEFIT) PROVISION	(173)	139	4,741	-224%	-104%
NET (LOSS) INCOME	(927)	1,008	(5,288)	-192%	82%
NET (LOSS) INCOME PER SHARE
Basic	$(0.06)	$0.07	$(0.36)	-186%	83%
Diluted	$(0.06)	$0.07	$(0.36)	-186%	83%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,917,109	14,820,881	14,640,110	1%	2%
Diluted	14,917,109	14,820,881	14,640,110	1%	2%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$0.125

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2020	Dec 31, 2019	Year-on-year
NET SALES	$229,161	$397,550	-42%
COST OF PRODUCTS SOLD	172,308	252,627	-32%
Gross profit	56,853	144,923	-61%
Gross profit percentage	25%	36%
COSTS AND EXPENSES:
General and administrative expenses	29,150	37,976	-23%
Selling and distribution expenses	23,863	27,475	-13%
Amortization of purchased intangible assets	1,449	1,544	-6%
Restructuring expenses, net and asset impairments	3,387	19,503	-83%
Total costs and expenses	57,849	86,498	-33%
OPERATING (LOSS) INCOME	(996)	58,425	-102%
OTHER EXPENSE:
Other expense, net	(233)	(169)	38%
Interest expense, net	(731)	(1,554)	-53%
(LOSS) INCOME BEFORE INCOME TAXES	(1,960)	56,702	-103%
INCOME TAX (BENEFIT) PROVISION	(548)	22,661	-102%
NET (LOSS) INCOME	(1,412)	34,041	-104%
NET (LOSS) INCOME PER SHARE
Basic	$(0.10)	$2.29	-104%
Diluted	$(0.10)	$2.28	-104%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,790,296	14,579,608	1%
Diluted	14,790,296	14,655,350	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.29

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-on-year
Net sales	$35,330	$34,201	$64,604	3%	-45%
Gross profit	8,433	8,194	24,586	3%	-66%
Gross profit percentage	24%	24%	38%
COSTS AND EXPENSES:
General and administrative expenses	2,952	3,176	3,516	-7%	-16%
Selling and distribution expenses	2,945	2,445	4,119	20%	-29%
Amortization of purchased intangible assets	271	269	260	1%	4%
Restructuring expenses, net and asset impairments	—	133	12,744	-100%	-100%
Operating income	2,265	2,171	3,947	4%	-43%
Adjusted EBITDA	$4,118	$4,170	$18,472	-1%	-78%

	Twelve months ended		Change
	Dec 31, 2020	Dec 31, 2019	Year-on-year
Net sales	$146,395	$310,424	-53%
Gross profit	38,072	122,703	-69%
Gross profit percentage	26%	40%
COSTS AND EXPENSES:
General and administrative expenses	13,116	16,876	-22%
Selling and distribution expenses	14,825	17,260	-14%
Amortization of purchased intangible assets	1,059	1,162	-9%
Restructuring expenses, net and asset impairments	2,922	18,624	-84%
Operating income	6,150	68,781	-91%
Adjusted EBITDA	$16,335	$94,541	-83%

NobelClad

	Three months ended			Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-on-year
Net sales	$21,783	$21,080	$21,763	3%	—%
Gross profit	3,902	5,577	5,786	-30%	-33%
Gross profit percentage	18%	26%	27%
COSTS AND EXPENSES:
General and administrative expenses	739	878	1,324	-16%	-44%
Selling and distribution expenses	2,036	2,106	2,687	-3%	-24%
Amortization of purchased intangible assets	102	100	95	2%	7%
Restructuring expenses, net and asset impairments	82	10	459	720%	-82%
Operating income	943	2,483	1,221	-62%	-23%
Adjusted EBITDA	$1,935	$3,372	$2,390	-43%	-19%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2020	Dec 31, 2019	Year-on-year
Net sales	$82,766	$87,126	-5%
Gross profit	19,433	22,840	-15%
Gross profit percentage	23%	26%
COSTS AND EXPENSES:
General and administrative expenses	3,388	4,703	-28%
Selling and distribution expenses	8,423	9,683	-13%
Amortization of purchased intangible assets	390	382	2%
Restructuring expenses, net and asset impairments	346	879	-61%
Operating income	6,886	7,193	-4%
Adjusted EBITDA	$10,736	$11,118	-3%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(unaudited)

				Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	From year-end

ASSETS

Cash and cash equivalents	$28,187	$24,604	$20,353	15%	38%
Marketable securities	25,736	—	—	n/a	n/a
Accounts receivable, net	31,366	34,424	60,855	-9%	-48%
Inventories	52,573	56,958	53,728	-8%	-2%
Other current assets	5,448	9,831	9,417	-45%	-42%

Total current assets	143,310	125,817	144,353	14%	-1%

Property, plant and equipment, net	109,411	107,402	108,234	2%	1%
Purchased intangible assets, net	3,665	4,383	5,880	-16%	-38%
Other long-term assets	23,259	21,681	18,954	7%	23%

Total assets	$279,645	$259,283	$277,421	8%	1%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$17,574	$22,123	$34,758	-21%	-49%
Contract liabilities	4,928	5,195	2,736	-5%	80%
Dividend payable	—	—	1,866	n/a	-100%
Accrued income taxes	7,279	7,080	9,651	3%	-25%
Current portion of long-term debt	3,125	3,125	3,125	—%	—%
Other current liabilities	14,202	16,555	19,287	-14%	-26%

Total current liabilities	47,108	54,078	71,423	-13%	-34%

Long-term debt	8,139	8,867	11,147	-8%	-27%
Deferred tax liabilities	2,254	3,181	3,786	-29%	-40%
Other long-term liabilities	25,230	23,206	18,924	9%	33%
Stockholders' equity	196,914	169,951	172,141	16%	14%

Total liabilities and stockholders' equity	$279,645	$259,283	$277,421	8%	1%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(927)	$1,008	$(5,288)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	2,465	2,451	2,138
Amortization of purchased intangible assets	373	369	355
Amortization of deferred debt issuance costs	53	55	48
Stock-based compensation	1,521	1,595	1,296
Deferred income taxes	(1,474)	521	2,629
Loss on disposal of property, plant and equipment	134	114	187
Restructuring expenses, net and asset impairments	82	143	13,203
Change in working capital, net	6,781	3,970	14,930
Net cash provided by operating activities	9,008	10,226	29,498
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	(25,740)	—	—
Acquisition of property, plant and equipment	(4,171)	(2,206)	(4,833)
Proceeds on sale of property, plant and equipment	16	6	5
Net cash used in investing activities	(29,895)	(2,200)	(4,828)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on revolving loans	—	—	(6,130)
Payments on capital expenditure facility	(781)	(782)	(7,781)
Payment of dividends	—	—	(1,866)
Payment of deferred debt issuance costs	(2)	(4)	—
Net proceeds from issuance of common stock through at-the-market offering program	25,740	—	—
Net proceeds from issuance of common stock	165	3	199
Treasury stock purchases	(767)	(55)	(24)
Net cash provided by (used in) financing activities	24,355	(838)	(15,602)
EFFECTS OF EXCHANGE RATES ON CASH	115	168	(898)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,583	7,356	8,170
CASH AND CASH EQUIVALENTS, beginning of the period	24,604	17,248	12,183
CASH AND CASH EQUIVALENTS, end of the period	$28,187	$24,604	$20,353

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Twelve months ended
	Dec 31, 2020	Dec 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,412)	$34,041
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	9,632	8,316
Amortization of purchased intangible assets	1,449	1,544
Amortization of deferred debt issuance costs	207	178
Stock-based compensation	5,675	5,204
Deferred income taxes	(2,313)	4,289
Loss on disposal of property, plant and equipment	247	530
Restructuring expenses, net and asset impairments	3,387	19,503
Change in working capital, net	13,490	(9,011)
Net cash provided by operating activities	30,362	64,594
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	(25,740)	—
Acquisition of property, plant and equipment	(13,853)	(27,210)
Proceeds on sale of property, plant and equipment	36	1,263
Net cash used in investing activities	(39,557)	(25,947)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on revolving loans	—	(17,129)
Payments on capital expenditure facility	(3,125)	(10,125)
Payment of dividends	(3,749)	(2,762)
Payment of deferred debt issuance costs	(90)	—
Net proceeds from issuance of common stock through at-the-market offering program	25,740	—
Net proceeds from issuance of common stock	431	557
Treasury stock purchases	(1,890)	(1,103)
Net cash provided by (used in) financing activities	17,317	(30,562)
EFFECTS OF EXCHANGE RATES ON CASH	(288)	(1,107)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,834	6,978
CASH AND CASH EQUIVALENTS, beginning of the period	20,353	13,375
CASH AND CASH EQUIVALENTS, end of the period	$28,187	$20,353

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DMC Global Inc.

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-on-year
Net (loss) income	$(927)	$1,008	$(5,288)	-192%	470%
Interest expense, net	167	170	385	-2%	-131%
Income tax (benefit) provision	(173)	139	4,741	-224%	-2,840%
Depreciation	2,465	2,451	2,138	1%	15%
Amortization of purchased intangible assets	373	369	355	1%	5%

EBITDA	1,905	4,137	2,331	-54%	-22%
Restructuring expenses, net and asset impairments	82	143	13,203	-43%	-16,001%
Restructuring related accounts receivable write off	—	—	131	n/a	n/a
Stock-based compensation	1,521	1,595	1,296	-5%	17%
Other expense, net	115	148	661	-22%	-475%

Adjusted EBITDA	$3,623	$6,023	$17,622	-40%	-386%

	Twelve months ended		Change
	Dec 31, 2020	Dec 31, 2019	Year-on-year
Net (loss) income	$(1,412)	$34,041	-104%
Interest expense, net	731	1,554	-53%
Income tax (benefit) provision	(548)	22,661	-102%
Depreciation	9,632	8,316	16%
Amortization of purchased intangible assets	1,449	1,544	-6%

EBITDA	9,852	68,116	-86%
Restructuring expenses, net and asset impairments	3,387	19,503	-83%
Restructuring related inventory write down	—	630	-100%
Restructuring related accounts receivable write off	—	131	-100%
Stock-based compensation	5,675	5,204	9%
Other expense, net	233	169	38%

Adjusted EBITDA	$19,147	$93,753	-80%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted Operating (Loss) Income

	Three months ended			Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-on-year
Operating (loss) income, as reported	$(818)	$1,465	$499	-156%	194%
Restructuring programs:
DynaEnergetics	—	133	12,745	-100%	-99%
NobelClad	82	10	458	720%	-98%
Restructuring related accounts receivable write off	—	—	131	n/a	-100%

Adjusted operating (loss) income	$(736)	$1,608	$13,833	-146%	-88%

	Twelve months ended		Change
	Dec 31, 2020	Dec 31, 2019	Year-on-year
Operating (loss) income, as reported	$(996)	$58,425	-102%
Restructuring programs:
DynaEnergetics	2,922	18,631	-84%
NobelClad	346	872	-60%
Corporate	119	—	n/a
Restructuring related inventory write down	—	630	-100%
Restructuring related accounts receivable write off	—	131	-100%

Adjusted operating income	$2,391	$78,689	-97%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted Net (Loss) Income and Diluted (Loss) Income per Share

	Three months ended December 31, 2020
	Pretax	Tax	Net	Diluted weighted average shares outstanding	Diluted EPS
Net loss, as reported	$(1,100)	$(173)	$(927)	14,917,109	$(0.06)
Restructuring programs:
NobelClad	82	(20)	102	14,917,109	0.01

Adjusted net loss	$(1,018)	$(193)	$(825)	14,917,109	$(0.05)

	Three months ended September 30, 2020
	Pretax	Tax	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$1,147	$139	$1,008	14,820,881	$0.07
Restructuring programs:
DynaEnergetics	133	(39)	172	14,820,881	0.01
NobelClad	10	3	7	14,820,881	—

Adjusted net income	$1,290	$103	$1,187	14,820,881	$0.08

	Three months ended December 31, 2019
	Pre-Tax	Tax	Net	Diluted weighted average shares outstanding	Diluted EPS
Net loss, as reported	$(547)	$4,741	$(5,288)	14,640,110	$(0.36)
Restructuring programs:
DynaEnergetics	12,745	160	12,585	14,640,110	0.86
NobelClad	458	4	454	14,640,110	0.03
Restructuring related accounts receivable write off	131	—	131	14,640,110	0.01
Impact of tax valuation allowances	—	(1,647)	1,647	14,640,110	0.11

Adjusted net income	$12,787	$3,258	$9,529	14,640,110	$0.65

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Twelve months ended December 31, 2020
	Pre-Tax	Tax	Net	Diluted weighted average shares outstanding	Diluted EPS
Net loss, as reported	$(1,960)	$(548)	$(1,412)	14,790,296	$(0.10)
Restructuring programs:
DynaEnergetics	2,922	863	2,059	14,790,296	0.14
NobelClad	346	56	290	14,790,296	0.02
Corporate	119	25	94	14,790,296	0.01

Adjusted net income	$1,427	$396	$1,031	14,790,296	$0.07

	Twelve months ended December 31, 2019
	Pre-Tax	Tax	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$56,702	$22,661	$34,041	14,655,350	$2.28
Restructuring programs:
DynaEnergetics	18,625	239	18,386	14,655,350	1.25
NobelClad	873	33	840	14,655,350	0.06
Restructuring related inventory write down	630	109	521	14,655,350	0.04
Restructuring related accounts receivable write off	131	—	131	14,655,350	0.01
Impact of tax valuation allowances	—	(1,647)	1,647	14,655,350	0.11

Adjusted net income	$76,961	$21,395	$55,566	14,655,350	$3.75

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Return on Invested Capital

		Three months ended
		Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020
Operating income (loss)		$499	$6,347	$(7,990)	$1,465	$(818)
Income tax provision (benefit) (1)		5,227	2,107	(2,509)	177	(54)
Net operating (loss) profit after taxes (NOPAT)		(4,728)	4,240	(5,481)	1,288	(764)
Trailing Twelve Months NOPAT					(4,681)	(717)

	Balances as of
	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020
Allowance for doubtful accounts	$405	$967	$2,320	$2,882	$2,709	$2,605
Deferred tax assets	(3,431)	(3,836)	(3,902)	(4,157)	(4,070)	(4,582)
Deferred tax liabilities	1,469	3,786	3,692	2,747	3,181	2,254
Accrued income taxes	10,427	9,651	8,666	5,727	7,080	7,279
Current portion of lease liabilities	1,944	1,716	1,618	1,846	1,804	1,741
Long-term portion of lease liabilities	9,487	9,777	9,454	10,430	10,155	10,066
Current portion of long-term debt	3,125	3,125	3,125	3,125	3,125	3,125
Long-term debt	25,010	11,147	10,406	9,595	8,867	8,139
Total stockholders' equity	167,076	172,141	173,689	170,283	169,951	196,914
Total invested capital	215,512	208,474	209,068	202,478	202,802	227,541
Average invested capital		195,276	206,300	210,010	209,157	218,008

Trailing Twelve Months Return on Invested Capital (ROIC)		18%	12%	1%	(2%)	—%

(1) Tax calculation for NOPAT:
	Three months ended	Twelve months ended	Three months ended				Twelve months ended
	Dec 31, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020
(Loss) income before income taxes	$(547)	$56,702	$6,224	$(8,231)	$1,147	$(1,100)	(1,960)
Income tax provision (benefit)	4,741	22,661	2,069	(2,583)	139	(173)	(548)
Effective tax rate	(866.7)%	40.0%	33.2%	31.4%	12.1%	15.7%	28.0%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DynaEnergetics

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-on-year
Operating income, as reported	$2,265	$2,171	$3,947	4%	-43%
Adjustments:
Restructuring expenses, net and asset impairments	—	133	12,744	-100%	-100%
Restructuring related accounts receivable write off	—	—	131	n/a	-100%

Adjusted operating income	2,265	2,304	16,822	-2%	-87%
Depreciation	1,582	1,597	1,390	-1%	14%
Amortization of purchased intangible assets	271	269	260	1%	4%

Adjusted EBITDA	$4,118	$4,170	$18,472	-1%	-78%

	Twelve months ended		Change
	Dec 31, 2020	Dec 31, 2019	Year-on-year
Operating income, as reported	$6,150	$68,781	-91%
Adjustments:
Restructuring expenses, net and asset impairments	2,922	18,624	-84%
Restructuring related inventory write down	—	630	-100%
Restructuring related accounts receivable write off	—	131	-100%

Adjusted operating income	9,072	88,166	-90%
Depreciation	6,204	5,213	19%
Amortization of purchased intangible assets	1,059	1,162	-9%

Adjusted EBITDA	$16,335	$94,541	-83%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

NobelClad

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-on-year
Operating income, as reported	$943	$2,483	$1,221	-62%	-23%
Adjustments:
Restructuring expenses, net and asset impairments	82	10	459	720%	-82%

Adjusted operating income	1,025	2,493	1,680	-59%	-39%
Depreciation	808	779	615	4%	31%
Amortization of purchased intangible assets	102	100	95	2%	7%

Adjusted EBITDA	$1,935	$3,372	$2,390	-43%	-19%

	Twelve months ended		Change
	Dec 31, 2020	Dec 31, 2019	Year-on-year
Operating income, as reported	$6,886	$7,193	-4%
Adjustments:
Restructuring expenses, net and asset impairments	346	879	-61%

Adjusted operating income	7,232	8,072	-10%
Depreciation	3,114	2,664	17%
Amortization of purchased intangible assets	390	382	2%

Adjusted EBITDA	$10,736	$11,118	-3%